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Exhibit 10.1 Amended and Restated Employment Agreement as of May 7, 2001 by and
                         between Source Media Inc., IT Network and Philip Howart

                                             AMENDED AND RESTATED EMPLOYMENT
                                             AGREEMENT, dated as of May 7, 2001,
                                             by and between SOURCE MEDIA, INC.,
                                             a Delaware corporation (the
                                             "Company"), IT NETWORK, INC., a
                                             Delaware corporation and a wholly
                                             owned subsidiary of the Company
                                             (the "Subsidiary"), and PHILIP
                                             HOWORT (the "Employee").


         WHEREAS, The Company desires to engage Employee to perform services for the Company, and Employee desires to perform such services, on the terms and conditions set forth below; and

         WHEREAS, The Company entered into an Employment Agreement, dated as of October 6, 2000 (the "Prior Employment Agreement") with Employee; and

         WHEREAS, The Subsidiary desires to engage Employee to perform services for the Subsidiary, and Employee desires to perform such services, on the terms and conditions set forth below; and

         WHEREAS, The Company and Employee desire to amend and restate the Prior Employment Agreement in its entirety.

         NOW, THEREFORE, in consideration of the mutual promises herein made and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto hereby agree to amend and restated the Prior Employment Agreement in its entirety as follows:

         1. EMPLOYMENT. The Company hereby employs Employee as its Senior Vice President and the Subsidiary additionally employs Employee as its President and Chief Executive Officer, and Employee hereby accepts such employment, upon the terms and conditions hereinafter set forth.

         2. TERM. The term (the "Term") of employment of Employee pursuant to this Agreement shall commence on May 7, 2001 and shall terminate on May 7, 2003. The Term shall automatically be renewed for successive one year periods unless either party gives the other written notice to the contrary at least 120 days prior to the end of the Term or any such renewal thereof.

         3. DUTIES AND SERVICES. Employee shall devote his full time and best efforts to the business and affairs of the Company and the Subsidiary, and perform, in a competent manner, such executive and managerial functions and duties commensurate with his position as Senior Vice President of the Company, and as President and Chief Executive Officer of the Subsidiary, as the

President of the Company may reasonably prescribe from time to time. Employee shall report directly to the President of the Company. The parties acknowledge that Employee will spend such time at the Company's offices in Dallas, Texas as is reasonably required to perform his functions and duties. The Company will not require Employee to relocate his home from the New York metropolitan area.

         4. COMPENSATION.

                  A. SALARY. For all services to be rendered by Employee hereunder, the Company shall pay Employee an annual base salary of $200,000. The Company shall pay Employee's salary in accordance with the Company's standard payroll practices as in effect from time to time, with appropriate deductions required by applicable laws, rules and regulations.

                  B. DISCRETIONARY BONUS. On an annual basis, the Board of Directors of the Company shall consider a bonus payment to Employee based on his performance, and the Company's results of operations. The timing and amount of any such bonus payment shall be in the sole and absolute discretion of the Board of Directors.

                  C. STOCK OPTION PARTICIPATION. Each of the Employee and the Company acknowledge that Employee has received a ten-year option to purchase 150,000 shares of the common stock, par value $.001 per share, of the Company.

         5. EXPENSES. The Company shall reimburse Employee for all reasonable, ordinary and necessary expenses incurred on behalf of the Company by Employee, including reasonable expenses associated with rental cars and, subject to the approval of the President of the Company, a temporary residence in Dallas, Texas. Employee shall submit to the Company an expense report and receipts or other verification of expenses to be reimbursed in accordance with the Company's standard policies.

         6. BENEFITS. Employee shall be entitled to such insurance and retirement plan benefits as are generally available to other senior management employees of the Company, pursuant to Company policy in effect from time to time, such as health insurance, disability and life insurance, and the right to participate in any retirement plans maintained by the Company.

         7. VACATION AND SICK DAYS. Employee shall be entitled to fifteen (15) business days of paid vacation during each calendar year (pro-rated for periods shorter than a calendar year). Vacation and sick days shall be taken in accordance with the Company's published guidelines.

         8. TERMINATION PROVISIONS.

                  A. TERMINATION FOR CAUSE. Notwithstanding the provisions of
Section 2 above, the Company, on two days' prior written notice, may terminate the employment of Employee for any of the following reasons (for "cause"), without the payment of any compensation to Employee, except accrued salary and vacation pay due for the period prior to the date of termination of employment:

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                           (i) Employee shall be convicted of a felony or any
crime involving an act of dishonesty, such as embezzlement, theft or larceny;

                           (ii) Commission of theft from or fraud against the
Company or the Subsidiary or any willful misconduct by Employee that is materially injurious to the financial condition or business reputation of the Company or the Subsidiary, including by reason of material breach by Employee of the provisions of this Agreement; and

                           (iii) Willful and continued failure by the Employee
to substantially perform his duties hereunder.

                  B. TERMINATION BY THE COMPANY OTHER THAN FOR CAUSE, DEATH OR DISABILITY.

                           (i) If the employment of Employee is terminated by
the Company other than for cause, death or disability, the Company shall pay to Employee as severance, in equal monthly installments, the remaining base salary payments that Employee would have earned if he had continued his employment throughout the Term, and an amount equal to any accrued vacation pay on the date of termination of employment. Such payments shall cease in the event Employee obtains other employment following termination of employment by the Company; provided, however, that in the event the base salary payable to Employee by the Company on the date of termination exceeds the base salary payable to Employee by such new employer, the Company shall pay such excess, in equal monthly installments, through the expiration of the Term.

                           (ii) The Company will continue life, medical, dental
and disability coverage substantially identical to the coverage maintained by the Company for Employee and his dependents prior to termination of his employment, except to the extent such coverage may be changed in its application to all Company employees on a nondiscriminatory basis. Such coverage shall cease when Employee obtains other employment.

                  C. TERMINATION ON ACCOUNT OF DISABILITY OR DEATH.

                           (i) In the event Employee shall, during the term of
this Agreement, become physically or mentally disabled so that he is unable, or can reasonably be expected to be unable, to perform his duties hereunder for a period of seventy five (75) consecutive days, or ninety (90) non-consecutive days within any twelve (12) month period, the Company shall have the right to terminate Employee's employment, provided that (a) the Company provides Employee with not less than five (5) days' prior written notice of the termination of his employment and (b) the Company makes the payments to Employee referred to in clause (ii) below. Any determination of disability shall be made by a physician selected by the Company and reasonably acceptable to Employee.

                           (ii) In the event the Company terminates Employee's
employment for disability as set forth in clause (i) above ("Disability Termination"), Employee shall be entitled to receive, in monthly installments, the base salary Employee would have received in the following three months. All payments made pursuant to this paragraph shall be made in accordance with the


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Company's standard payroll practices as in effect from time to time, with appropriate deductions required by applicable laws, rules and regulations. In addition, the Company, at its expense, for a period of three months following the date of Disability Termination, will continue medical and dental insurance coverage substantially identical to the coverage maintained by the Company for Employee and his dependents prior to termination of employment, except to the extent such coverage may be changed in its application to all Company employees on a non-discriminatory basis.

                           (iii) In the event of the death of Employee, the
Company shall pay the estate of the Employee or his legal representative the accrued salary and vacation pay due for the period prior to the date of Employee's death.

                  D. TERMINATION BY EMPLOYEE.

                           (i) Notwithstanding the provisions of Section 2
above, Employee will be considered to have resigned his employment for "good reason" if the Company, without the express written consent of Employee, materially breaches this Agreement.

                           (ii) In the event that Employee resigns from his
employment for good reason, the Company shall be obligated to provide Employee with the severance payments, insurance coverage as required if the Company had terminated Employee other than for cause pursuant to Section 8B above.

                           (iii) In the event that Employee resigns from his
employment without good reason, the Company shall be obligated to provide Employee with the payments as required if the Company had terminated Employee for cause pursuant to Section 8A above.

         9. REPRESENTATIONS AND WARRANTIES. Employee represents and warrants that Employee is not subject to or a party to any agreement, contract, covenant, order or other restriction which in any way prohibits, restricts or impairs Employee's ability to enter into this Agreement and carry out his duties and obligations hereunder. Each party hereto represents and warrants to the other that (i) it has the full legal right and power and all authority and approvals required to enter into, execute and deliver this Agreement and to perform fully all of its obligations hereunder; and (ii) this Agreement has been duly executed and delivered by it and constitutes a valid and binding obligation of such party, enforceable in accordance with its terms.

         10. NON-COMPETITION AND SECRECY.

                  10.1 NO INTERFERENCE. For the period ending twelve (12) months after the later of (i) the termination of Employee's employment and (ii) the expiration of the Term, Employee shall not, whether for his own account or for the account of any other individual, partnership, firm, corporation or other business organization (other than the Company and its affiliates), intentionally solicit, endeavor to entice away from the Company or its affiliates, or otherwise interfere with the relationship of the Company or any of its affiliates with, any person who is employed by the Company or its affiliates at the time of the termination of Employee's employment and Employee will not interfere with relationship of the Company or any of its affiliates with any individual, partnership, firm,



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corporation or other business organization with which the Company or its affiliates had any relationship while the Employee was employed by the Company.

                  10.2 SECRECY. Employee recognizes that the services to be performed by him hereunder are special, unique and extraordinary in that, by reason of his employment hereunder, he may acquire confidential information and trade secrets concerning the operation of the Company or any affiliate thereof, the use or disclosure of which could cause the Company and/or its affiliates substantial loss and damages which could not be readily calculated and for which no remedy at law would be adequate. Accordingly, Employee covenants and agrees with the Company and the Subsidiary that he will not at any time, except in performance of Employee's obligations to the Company and the Subsidiary hereunder or with the prior written consent of the Company, directly or indirectly, disclose any secret or confidential information that he may learn or has learned by reason of his association with the Company. The term "confidential information" includes, without limitation, information not previously disclosed to the public or to the trade with respect to the products, facilities, applications and methods, trade secrets and other intellectual property, systems, procedures, manuals, confidential reports, product price lists, customer lists, technical information, financial information (including the revenues, costs or profits associated with any of its products), business plans, prospects or opportunities but shall exclude any information already in the public domain. Notwithstanding anything to the contrary herein contained, Employee's obligation to maintain the secrecy and confidentiality of the confidential information under this Section 10 shall not apply to any such confidential information which is disclosed through any means other than as a result of any act by Employee constituting a breach of this Agreement or which is required to be disclosed under applicable law.

                  10.3 EXCLUSIVE PROPERTY. Employee hereby agrees to keep all such records in connection with Employee's employment as the Company and the Subsidiary may from time to time reasonably direct, and all such records shall be the sole and exclusive property of the Company and/or the Subsidiary, as the case may be. Upon termination of Employee's employment, Employee shall return to the Company and/or the Subsidiary, as the case may be, all confidential and/or proprietary information that exists in written or other physical form (and all copies thereof) under Employee's control.

                  10.4 INJUNCTIVE RELIEF. Without intending to limit the remedies available to the Company or the Subsidiary, Employee acknowledges that a breach of any of the covenants contained in this Section 10 may result in material irreparable injury to the Company and/or the Subsidiary for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of such a breach or threat thereof, the Company and/or the Subsidiary shall be entitled to seek to obtain a temporary restraining order and/or a preliminary injunction restraining Employee from engaging in activities prohibited by this Section 10 or such other relief as may be required to specifically enforce any of the covenants in this Section 10.

         11. SECTION HEADINGS. The titles to the Sections of this Agreement are solely for the convenience of the parties and shall not be used to explain, modify, simplify, or aid in the interpretations of the provisions of this Agreement.


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


         12. NOTICES. All notices, demands and requests provided or permitted to be given pursuant to this Agreement, shall be given in writing, sent by certified mail, return receipt requested, and addressed as follows or to such other address so designated in the appropriate manner by the parties. All notices shall be deemed effective when mailed.

                  Company:          Source Media, Inc.
                                    5400 LBJ Parkway
                                    Suite 680
                                    Dallas, Texas 75240
                                    Attention: Stephen W. Palley

                                    With a copy to:

                                    Robert L. Winikoff, Esq.
                                    Sonnenschein Nath & Rosenthal
                                    1221 Avenue of the Americas
                                    New York, New York   10020

                  Employee:         Philip Howort
                                    131 Castle Heights Avenue
                                    Nyack, New York 10960

                                    With a copy to:

                                    Jonathan Pillot, Esq.
                                    62 Greene Street, 2nd Floor
                                    New York, New York 10012

         13. ASSIGNMENT AND ASSUMPTION. The rights of each party under this Agreement are personal to that party and may not be assigned, delegated or transferred to any other person, firm, corporation, or other entity without the prior written consent of the other party, except that the Company may transfer its rights under this Agreement to any affiliate or other entity which succeeds, by contract or operation of law, to all or substantially all of the business of the Company and agrees in writing to assume the Company's obligations under this Agreement.

         14. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PRINCIPLES OF THE LAWS OF SAID STATE.

         15. ENTIRE AGREEMENT. This Agreement, and the stock option agreement evidencing the stock option referred to in paragraph 4C, shall constitute the entire agreement between the parties and any prior written or oral understanding or representation of any kind, or any oral communications shall not be binding upon either party except to the extent incorporated in this Agreement. This Agreement supercedes any and all prior agreements between the parties.


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         16. MODIFICATION OF AGREEMENT. This Agreement can be modified only in writing and shall be binding only if executed with and under the same formality by the parties hereto or their duly authorized representatives.

         17. NO WAIVER. The failure of either party to this Agreement to insist upon the performance of any of the terms and conditions of this Agreement, or the waiver of any breach of any of the terms and conditions of this Agreement, shall not be construed as thereafter waiving any such terms and conditions, but each same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred.

         18. EFFECT OF PARTIAL INVALIDITY. The invalidity or unenforceability of any provision or covenant of this Agreement shall not be deemed to affect the validity or enforceability of any other provision or covenant. In the event that any provision or covenant of this Agreement is held invalid or unenforceable, the same shall be deemed automatically modified to the minimum extent necessary to make such provision or covenant enforceable and the parties agree that the remaining provisions shall be deemed to be and to remain in full force and effect.

         19. COUNTERPARTS. This Agreement may be executed in counterparts and all counterparts so executed shall constitute one and the same agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                      SOURCE MEDIA, INC.


                                      By:
                                         ------------------------------
                                         Stephen W. Palley,
                                         President and Chief Executive Officer


                                      IT NETWORK, INC.


                                      By:
                                         --------------------------------------
                                         Stephen W. Palley,
                                         Authorized Signatory


                                      EMPLOYEE:


                                         --------------------------------------
                                         PHILIP HOWORT



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